Exhibit 10.1

RESIGNATION AGREEMENT

THIS RESIGNATION AGREEMENT (the “Agreement”) is entered into as of August 17, 2015, by and between Global Future City Holding, Inc. (the “Company”) and Lei Pei (“Executive”) (together, the “Parties”).

R E C I T A L S

WHEREAS, Executive is employed by the Company as its Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors since Executive’s appointment to all positions on April 17, 2015; and

WHEREAS, Executive has decided to resign from all of Executive’s officer and director positions with the Company, and the Parties desire to resolve, fully and finally, all outstanding matters between them.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.             EXECUTIVE’S RESIGNATION.

a.             Executive’s employment with the Company and any subsidiaries and affiliated entities terminated on August 17, 2015 (the “Resignation Date”).  As of the Resignation Date, Executive shall no longer be a member of the Board of Directors (the “Board”) of the Company or any subsidiary or affiliated entity of the Company, Executive shall no longer have any authority to bind the Company and Executive agrees he shall execute all documents necessary to effect such resignations and removals of authority.

b.             Upon the Resignation Date, Executive shall return to the Company all files, records, credit cards, keys, equipment, and all other Company property or documents maintained by Executive for the Company’s use or benefit. Notwithstanding the foregoing, Executive will retain access to the 4,000,000 E-Gold crypto-assets (“EGD”) currently held in the Company’s wholly-owned subsidiary, Global Modern Enterprise Limited, provided however, that Ning Liu is added to the EGD account, and none of the EGD may be removed without the joint consent of the Company and Executive.

2.             REPRESENTATIONS OF EXECUTIVE.  Executive makes the following representations, each of which is an important consideration to the Company’s willingness to enter into this Agreement:

a.             Executive understands and agrees that he or any of his affiliates, affiliated or related entities, business partners, joint venturers, successors, or assigns (the “Affiliated Parties”) represent and warrant to the Company that they will assume all liabilities as it relates to the Office and any all liabilities, contracts or any other obligations incurred on behalf of the Company or any of its subsidiaries not previously disclosed to the Company and further agree to indemnify the Company, its officer, directors, employees, attorneys, accountants and agents in connection with this representation.

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b.             Executive understands and agrees that he has been advised to consult with an attorney of his choice concerning the legal consequences of this Agreement.  Executive hereby acknowledges that prior to signing this Agreement, he had the opportunity to consult, and did consult, with an attorney of his choosing regarding the effect of each and every provision of this Agreement.

c.             Executive acknowledges and agrees that he knowingly and voluntarily entered into this Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Agreement.

d.             Executive represents and warrants to the Company that he has the capacity and authority to enter into this Agreement and be bound by its terms and that, when executed, this Agreement will constitute a valid and binding agreement of Executive enforceable against Executive in accordance with its terms.

3.             REPRESENTATIONS OF COMPANY.  Company represents and warrants to Executive that it has the capacity and authority to enter into this Agreement and be bound by its terms and that, when executed, this Agreement will constitute a valid and binding agreement of Company enforceable against Company in accordance with its terms.

4.             CONTINUING OBLIGATIONS OF PARTIES POST-CLOSING.

a. Executive and the Affiliated Parties agree that they will not disclose or use any information the Company has made available to Executive and the Affiliated Parties related to the business plans of the Company, financial information, and information about the Company’ business practices and plans, including, but not limited to, product research, business strategies, marketing strategies, marketing research, technical information, systems information, customer information, consumer research information, and production information (collectively, the “Confidential Information”).

b. Executive and the Affiliated Parties understand and agree that they may not assert any rights whatsoever to the use, ownership or any claim of any nature or kind to the name “GLOBAL FUTURE CITY” or its related logos including in the use of their respective businesses inside or outside the United States. The Executive and Affiliated Parties further represent and warrant that any existing use of the GLOBAL FUTURE CITY marks or logos must terminate upon the execution of this agreement, including but not limited to the use of the GLOBAL FUTURE CITY marks or logos on the internet, in connection with EGD online or off-line, including the website www.futurecity4u.com, or in connection with the existing office building at 301 Brea Canyon Rd., Walnut, California 91789 (the “Office”).

5.             MUTUAL NON-DISPARAGEMENT.  Executive (i) will not, and will cause his relatives, agents, and representatives to not, knowingly disparage or make any derogatory statements regarding the Company, its directors, or its officers, and (ii) the Company will not knowingly disparage or make any derogatory statements regarding Executive; provided, however, that the Company’s obligations under this Section 5 shall be limited to communications by its senior corporate executives having the rank of Senior Vice President or above and members of the Board; provided, further, that the foregoing restrictions shall not apply to any statements by Executive or the Company that are made truthfully in response to a subpoena or as otherwise required by applicable law or other compulsory legal process.

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6.             INDEMNIFICATION.

a.                   Subject to the provisions of this Section 6, Executive and Affiliated Parties agree to indemnify, hold harmless, and defend the Company and its officers, directors, employees, accountants, attorneys and agents against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties, and expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively, “Claims”) to which the Company and/or its officers, directors, employees, accountants, attorneys and agents may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Executive and Affiliated Parties.

b.                  Subject to the provisions of this Section 6, the Company agrees to indemnify, hold harmless, and defend Executive against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties, and expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively, “Claims”) to which the Executive may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by the Company in this Agreement or arising out of or related to Executive’s service as officer or director of the Company (except as to Claims relating to Executive being affiliated or having control or ownership in EGD, but will indemnify Executive as it relates to the Company’s ownership of 4,000,000 EGD it acquired pursuant to the First Amendment to Stock Purchase Agreement, dated as of February 17, 2015, by and between Global Future City Holding Inc., and Sky Rover Holdings, Ltd.) to the maximum extent permitted by the Company’s Bylaws and Certificate of Incorporation.

7.             ARBITRATION.  The Parties agree that any and all disputes arising out of the terms of this Agreement, Executive’s employment by the Company, Executive’s service as an officer or director of the Company, will be subject to binding arbitration in Los Angeles, California, before the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), supplemented by the California Rules of Civil Procedure.  The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.  The Parties agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.  This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement.

8.          GOVERNING LAW.  This Agreement and all rights, duties, and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to its choice of law rules, except as preempted by federal law.

9.          SUCCESSORS AND ASSIGNS.  This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors, and legal representatives of Executive upon Executive’s death, and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

10.          AMENDMENTS.  This Agreement may not be amended or modified other than by a written instrument signed by an authorized representative of the Company and Executive.

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11.          DESCRIPTIVE HEADINGS.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.          COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Facsimile and .pdf signatures will suffice as original signatures.

13.          NOTICES.  All notices hereunder shall be in writing and delivered personally or sent by United States registered or certified mail, postage prepaid and return receipt requested:

If to the Company:

Global Future City Holding Inc.

c/o Michael R. Dunn

Executive Vice President of Finance

26381 Crown Valley Parkway, Suite 230

Mission Viejo, CA 92691

If to Executive:

Lei Pei

301 Brea Canyon Road

Walnut, CA  91789

14.          ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements, and understandings of every kind and nature between the Parties hereto, and neither Party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement.

15.          WAIVER OF BREACH.  The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

16.          SEVERABILITY.  If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.

[Signatures on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY		LEI PEI
GLOBAL FUTURE CITY HOLDING, INC.

By:	/s/ Ning Liu	/s/ Lei Pei

Name: Ning Liu
Title: President

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